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Exhibit 3.66

3290441 CANADA INC.

GENERAL BY-LAWS

1.
Canada Business Corporations Act. Unless otherwise provided in these by-laws, the provisions of the Canada Business Corporations Act ("Act") shall apply to the Corporation. Terms not defined in these by-laws shall have the same meanings as set forth in the Act.

2.
Annual meeting of shareholders. The annual meeting of the shareholders of the Corporation shall be held on such date, not later than six months after the close of the Corporation's preceding financial year, as the directors may from time to time by resolution provide, for the election of directors and the transaction of such other business as may properly come before the meeting.

  The annual meeting shall be held at the head office of the Corporation, or at such other place as may be fixed by the directors.

3.
Special general meetings of shareholders. Special general meetings of shareholders may be called at any time by order of the Chairman of the Board or the President or any Vice-President of the Corporation or under authority of a resolution of the board of directors or shall be called whenever the holders of not less than one-tenth of the outstanding shares of the Corporation carrying voting rights at such meeting shall, in writing, request the same. Any such order, resolution or request shall specify the object for which the meeting is to be called. The notice of a special general meeting shall state in general terms the purpose or purposes of the meeting.

  It shall be the duty of the President or, in his absence, of one of the Vice-Presidents, upon adoption of such a resolution or on receipt of such a request to cause the meeting to be called by the Secretary or other officer of the Corporation in conformity with the terms of the resolution or request. In default of his so doing, any director may call such meeting or the same may be called by such shareholders themselves in accordance with and subject to the provisions of the laws governing the Corporation.

  Special general meetings of shareholders shall be held at the head office of the Corporation or at any other place or places within or outside Canada previously approved by resolution of the directors or at any other place where all the shareholders of the Corporation entitled to vote thereat are present in person or represented by proxy or of which all the shareholders of the Corporation approve.

4.
Place of meetings of shareholders. Meetings of shareholders shall be held at the registered office of the Corporation or at any other place within Canada determined by the directors or, subject to the Act, at any place outside Canada.

5.
Notice of meetings of shareholders. Notice specifying the place, day and time of each annual and of each special general meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting through the post, in a prepaid wrapper or letter not less than twenty-one days nor more than fifty days before the date of the meeting, to his latest address as shown on the books of the Corporation. Where required by law, such notice shall be accompanied by a copy of the Corporation's financial statements and a copy of the auditor's report.

  Notice of the time and place for holding any meeting of shareholders need not be given if all the shareholders of the Corporation entitled to vote at the meeting waive notice of the meeting in writing.

  Notices with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the books of the Corporation in respect of such joint holding and notice so given shall be sufficient notice to all the holders of such shares.

  Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by any of the shareholders, shall not invalidate any proceedings at any such meeting. A certificate of the Secretary or of any other duly authorized officer of the Corporation or of any officer or any transfer agent or registrar of the Corporation with respect to the mailing of any notice shall be conclusive evidence thereof and shall be binding on every shareholder.

6.
Quorum, voting and adjournments at meetings of shareholders. One or more persons, each of whom shall be entitled to vote thereat either personally or as proxy or as the authorized representative of a corporation holding at least one share carrying voting rights thereat, and representing in their own right or by proxy or as such authorized representative or representatives not less than 50% in number of the outstanding shares of the capital stock of the Corporation carrying voting rights at such meeting, shall constitute a quorum for an annual meeting and for a special general meeting, provided however that, if all the shares entitled to vote at a meeting are held by one holder, the holder present in person or by proxy constitutes a meeting.

  The act of the holders of a majority of the shares so represented and carrying voting rights thereat shall be the act of the shareholders except where the vote or consent of the holders of a greater number of shares is required by the laws governing the Corporation, by the articles of the Corporation or by the by-laws of the Corporation. Should a quorum not be present at any meeting of shareholders, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

7.
Right to vote and proxies. At any meeting of shareholders, each shareholder entitled to vote thereat, and each authorized representative of a corporation holding at least one share carrying voting rights thereat, who shall be present at such meeting, shall have, on a show of hands, one vote, and upon a poll each shareholder present in person or represented by proxy and the authorized representative of a corporation present in person or represented by proxy shall be entitled to one vote for each share carrying voting rights at such meeting registered in his or its name on the books of the Corporation unless, under the terms of the articles incorporating the Corporation or any amendments thereto, some other scale of voting is fixed, in which event such scale of voting shall be adopted. Any shareholder or proxy or the authorized representative of a corporation entitled to vote at any meeting of shareholders may demand a poll in respect of any matter submitted to a vote. A poll need not be preceded by a show of hands,

  Shareholders (including corporations) entitled to vote may vote upon a poll by proxy at any meeting of the shareholders, and the representative of a corporation entitled to vote may likewise vote by proxy if duly authorized in that behalf by such corporation. The holder of any proxy need not himself be a shareholder entitled to vote at the meeting.

  The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

8.
Joint shareholders. Where there are joint registered holders of any share or shares, any one of such persons may vote at any meeting either personally or by proxy in respect of such share or shares as if he were solely entitled thereto and such person shall be presumed to have been appointed manager by the other joint shareholder(s) unless more than one of such joint holders be present or represented by proxy at such meeting, in which event that one of such joint holders so present or represented whose name stands first, or before the other or others, on the books of the Corporation in respect of such share or shares shall alone be entitled to vote in respect thereof. Several liquidators of the estate of a deceased shareholder in whose name any share stands shall for the purpose of this paragraph be deemed joint holders thereof.

9.
Procedure at meetings. The Chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the shareholders.

  A declaration by the Chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

  The Chairman at any meeting of shareholders may vote as a shareholder but shall not have a second or casting vote in case of an equality of votes.

10.
Scrutineers. The Chairman at any meeting of shareholders may appoint one or more persons (who may but need not be shareholders, directors, officers or employees of the Corporation) to act as scrutineers at such meeting.

11.
Resolutions. All motions or resolutions of shareholders shall be passed at duly convened meetings. Except in those cases where by law the convocation of the shareholders at a meeting is required, the signature of all the shareholders of the Corporation entitled to vote thereon to any installment (which may be signed in counterparts) setting out a motion or resolution which might be passed by the shareholders shall give to the motion or resolution the same force and effect as if it had been unanimously passed by all the shareholders entitled to vote at a meeting held to consider the same.

12.
Shareholder proposal. Any shareholder entitled to vote at an annual meeting of shareholders may submit to the Corporation notice of any matter that he proposes to raise at the meeting, discuss at the meeting any matter in respect of which he would have been entitled to submit a proposal.

13.
Directors. The Corporation shall have one or more directors who shall manage the business and affairs of the Corporation.

14.
Election of directors, term of office. Each director shall (except as herein otherwise provided) be elected at the annual meeting of shareholders by a majority of the votes cast in respect of such election. It shall not be necessary that the voting for the election of directors of the Corporation be conducted by poll, unless voting by poll is demanded by someone present and entitled to vote at such meeting. Each director so elected shall hold office until the election of his successor unless he shall resign or his office become vacant by death, removal or other cause.

15.
General powers of directors. The directors may administer the affairs of the Corporation in all things and may make or cause to be made for the Corporation, in its name, any contract which the Corporation may lawfully enter into and generally may exercise all such other powers and do all such other acts and things as the Corporation is by its charter or otherwise entitled to exercise and do.

  Without in any way derogating from the foregoing, the directors are expressly empowered to purchase, lease or otherwise acquire, alienate, sell, exchange or otherwise dispose of shares, stocks, rights, warrants, options, bonds, debentures and other securities, lands, buildings, patents and any and all other property, moveable or immoveable, real or personal, or any right or interest therein, owned by the Corporation, for such consideration and upon such terms and conditions as they may deem advisable.

  All acts done by any meeting of directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or the person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

16.
Removal of directors. The shareholders of the Corporation may by ordinary resolution at a special meeting remove any director or directors from office.

17.
Ceasing to hold of office. A director of the Corporation shall cease to hold office when:

  17.1
  he dies or resigns;

  17.2
  he is removed at any meeting of shareholders called for the purpose;

  17.3
  he ceases to be qualified for such office.

18.
Vacancies. In the case of a vacancy occurring in the board, the directors then in office, by the affirmative vote of a majority thereof (provided a quorum exists), may elect any other duly qualified person as a director and any director so elected shall hold office until the next annual meeting of shareholders and shall then be eligible for re-election.

19.
Meetings of directors and notices. As soon as may be practicable after the annual meeting of shareholders in each year there shall be held, without notice, a meeting of such of the newly elected directors as are then present, provided they shall constitute a quorum, for the election or appointment of officers of the Corporation.

  Meetings of the directors may be called at any time by or by order of the Chairman of the Board, the President or any two directors, and may be held at the registered office of the Corporation, or at any other place determined by the directors. Notice specifying the place, day and time of each such meeting shall be served upon each director or left at his usual residence or usual place of business, or shall be mailed, telegraphed or cabled prepaid, addressed to each director at his address as it appears on the books of the Corporation at least forty-eight hours prior to the time fixed for such meeting in the case of notice served personally or telegraphed or cabled, and at least seventy-two hours prior to the time fixed for such meeting in other cases.

20.
Quorum and voting at meetings of directors. The directors may from time to time fix the quorum for meetings of directors, but unless so fixed a majority of the directors in office shall constitute a quorum.

  The Chairman at any meeting of directors may vote as a director but shall not have a second or casting vote in case of an equality of votes.

21.
Remuneration of directors. The directors shall have power to fix the remuneration to be paid to directors for their services as such, which remuneration shall be in addition to any salary a director may receive as an officer or employee of the Corporation. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation, or to receive a fixed allowance in respect thereof.

22.
Resolutions in lieu of meeting. All resolutions of directors shall be enacted or adopted at duly convened meeting. Notwithstanding the foregoing, the signature of all the directors of the Corporation to any instrument (which may be signed in counterparts) setting out a resolution which might be enacted or adopted by the directors shall give to resolution the same force and effect as if it had been unanimously enacted or adopted, as the case may be, by vote of the directors at a meeting duly convened and held. Likewise, written resolutions signed by all the members of a committee of the directors qualified to vote are as valid as if passed at a meeting of said committee.

23.
Indemnification of directors, officers and others.

23.1
Limitation of liability

    No director or officer shall be liable for the acts, receipts, neglects or default of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

  23.2
  Indemnity

    Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

    23.2.1
    he acted honestly and in good faith with a view to the best interests of the Corporation; and

    23.2.2
    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

  23.3
  Insurance

    Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

24.
Disclosure of interest. A director of the Corporation who is a party to a material contract or proposed material contract with the Corporation or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest.

25.
Committee. The board of directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors.

26.
Officers. The executive officers of the Corporation shall be the President, a Treasurer and a Secretary. The President, Treasurer and Secretary shall be elected or appointed by the board of directors at its first meeting after the first meeting of the shareholders and thereafter at the first or any subsequent meeting of the board of directors held after each annual meeting of shareholders. The board of directors may also elect or appoint at any time and from time to time as officers or executive officers a Chairman of the Board, one or more Vice-Presidents, one or more Assistant-Secretaries, one or more Assistant-Treasurers, a Comptroller, a General Manager or Managing Director and such other officers or executive officers as the board of directors, from time to time, deem expedient. All officers and executive officers of the Corporation shall hold office until their successors are chosen and, when necessary, qualified in their stead, subject always to removal as provided in the by-laws of the Corporation. All officers and executive officers shall respectively perform such duties, in addition to those specified in the by-laws of the Corporation, as shall, from time to time, be prescribed by the board of directors. The same person may hold more than one office, provided, however, that the offices of President and Vice-President shall not be held by the same person. None of such officers or executive officers of the Corporation need be a director of the Corporation.

27.
Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. He shall preside at all meetings of shareholders and at all meetings of directors and he shall have such other powers and duties as the board of directors may determine, from time to time, by resolution.

28.
President. The President, in the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall be the chief executive officer of the Corporation and, if no General Manager or Managing Director is appointed, shall exercise a general control of and supervision over its affairs. He shall have such other powers and duties as the board of directors may determine, from time to time, by resolution.

29.
Vice-President or Vice-Presidents. The Vice-President or Vice-Presidents shall have such powers and duties as may be assigned to him or them respectively by resolution of the board of directors. In case of absence or disability of the Chairman of the Board and the President, one of the Vice-Presidents may exercise the powers and perform the duties of the Chairman of the Board and the President and, if such Vice-President exercises any of the powers or performs any of the duties of the Chairman of the Board and the

  President, the absence or disability of the Chairman of the Board and the President shall be presumed.

30.
Treasurer and Assistant-Treasurers. The Treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or trust companies as the board of directors may from time to time designate by resolution, and shall render to the board of directors, whenever directed by the board of directors, an account of the financial condition of the Corporation and of all his transactions as Treasurer, and as soon as possible after the close of each financial year he shall make and submit to the board of directors a like report for such financial year. He shall have charge and custody of and be responsible for the keeping of the books of account required to be kept pursuant to the laws governing the Corporation. He shall perform all the acts incidental to the office of Treasurer subject to the control of the board of directors.

  Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the board of directors or by the Treasurer.

31.
Secretary and Assistant-Secretaries. The Secretary shall attend to the giving and service of all notices of the Corporation and shall keep the minutes of all meetings of the shareholders and of the board of directors in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation. He shall have charge of the records of the Corporation including books containing the names and addresses of the shareholders and members of the board of directors of the Corporation, together with copies of all reports made by the Corporation, and such other books and papers as the board of directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Corporation. He shall perform such other duties as appertain to his office or as may be required by the board of directors.

  Assistant-Secretaries may perform the duties of the Secretary delegated to them, from time to time, by the board of directors or by the Secretary.

32.
General Manager or Managing Director. The directors may appoint, from time to time, a General Manager of the Corporation who may also be designated the "Managing Director". He shall manage the affairs of the Corporation under the supervision of the board of directors and shall exercise such powers as may be prescribed, from time to time, by resolution of the board of directors, and such authority may be either general or specific.

33.
Removal of officers. The board of directors, by an affirmative vote of the majority of the board, may remove and discharge any or all of the executive officers or other officers or employees, either with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. Any officer or employee of the Corporation, not being an executive officer or a member of the board of directors, may also be removed and discharged, either with or without cause, by the President, any Vice-President or the Managing Director. If, however, there be no cause for such removal or discharge and there be a special contract derogating from the provisions of this by-law such removal or discharge shall be subject to the provisions of such contract.

34.
Remuneration of officers. The remuneration of all executive officers and other officers of the Corporation shall be fixed, from time to time, by resolution of the board of directors.

35.
Issue of shares. Shares of the capital stock of the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine.

36.
Financial year. The directors may fix and from time to time change the financial year end of the Corporation.

37.
Appointment of auditors. The shareholders of the Corporation may, by ordinary resolution, at the first annual meeting of shareholders and at each succeeding annual meeting, appoint an auditor to hold office until the close of the annual meeting.

38.
Declaration. Any officer, or any other person authorized by the directors, by any two officers or by the Chairman of the Board or the President, is authorized and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court, and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee, and to make affidavits and solemn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party, and to make petitions for winding-up or bankruptcy orders upon any debtor of the Corporation, and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith.

39.
Representation at meetings. Any officer, or any other person authorized by the directors, may:

39.1
represent the Corporation and attend and vote at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Corporation has shares or is otherwise interested, and any action taken and vote cast by him at any such meeting shall be deemed to be the act and/or vote of the Corporation;

39.2
authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act, for and on behalf and in the name of the Corporation, at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Corporation has shares or is otherwise interested, and for such purpose may execute and deliver instruments of proxy in such form and terms as the person so executing and delivering the same may see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of substitute proxies and the revocation of all instruments of proxy given by the Corporation prior thereto with respect to any such meeting.

40.
Enactment, repeal and amendment of by-laws. The board of directors may, from time to time, enact or pass by-laws not contrary to law or to the charter of the Corporation for the purposes indicated in the laws governing the Corporation, and may repeal, amend or re-enact by-laws of the Corporation, but every such by-law (excepting by-laws made respecting agents, officers and servants of the Corporation) and every repeal, amendment or re-enactment thereof, unless in the meantime ratified at a special general meeting of the shareholders of the Corporation duly called for that purpose, shall only have force until the next annual meeting of the Corporation and, in default of confirmation thereat, shall, at and from that time, cease to have force.

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  Exhibit 3.66
3290441 CANADA INC. GENERAL BY-LAWS